UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2006

PAINCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	1-14160	06-1110906
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1030 N. Orange Avenue, Ste. 105, Orlando,
Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (407) 367-0944 Registrant’s facsimile number, including area code: (407) 367-0950 Registrant’s Website address: www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12) ¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)) ¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 14, 2006, PainCare Holdings, Inc. (“Registrant”) determined that as the result of ongoing discussions with the SEC staff concerning the accounting for (i) term notes, certain freestanding and embedded derivates related to shares of the Registrant’s common stock issued to Midsummer Investments, Ltd. (Midsummer), Islandia, L.P. (Islandia) and Laurus Master Fund Ltd. (Laurus), (ii) the result of intangible assets acquired in connection with physician practice and surgery center acquisitions, and (iii) recording of whether the Registrant’s existing stock option plans are considered variable option plans, the Registrant may have to restate its Consolidated financial statements for the years ended December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. Registrant’s provision for income taxes, and its recording of deferred taxes, may also be restated for each period.

It appears at this time that the Registrant’s historical results of operations, financial position, cash flows and certain disclosures may be impacted by the issues raised. The Registrant intends to (i) continue to discuss relevant accounting issues with the SEC staff, (ii) continue to file responses to the accounting comments which the SEC staff has provided to date, (iii) respond to any additional accounting comments which the SEC staff may provide, (iv) file a restatement of financial statements contained in the Registrant’s reports for each of the periods indicated above. To the extent that the Registrant issues such restated financial statements, all readers of this Current Report are urged to review them.

Derivatives/Term Notes:

On December 18, 2003, Registrant completed a private placement offering of $10 million consisting of a 7.5% convertible debenture with two institutional investors, Midsummer Investments Ltd. (Midsummer) and Islandia, L.P. (Islandia). The debenture is due December 17, 2006 and is convertible by the investors at any time into shares of common stock at an adjusted fixed price of $1.90 per share. At the date hereof $8,955,160 is the aggregate principal amount outstanding under this note. Interest on the debentures is payable in quarterly installments commencing in March 2004 in cash or stock, at Registrant’s election. Midsummer/Islandia also received warrants to purchase 1,263,316 shares of common stock. The warrants have a term of four years ending on December 17, 2007 and are exercisable at an adjusted fixed exercise price of $1.90 per share. The debentures and the warrants have full ratchet anti-dilution protection, which means that, with certain exceptions, if the Registrant issues common stock or securities convertible or exercisable for common stock, with a purchase, conversion or exercise price below the conversion price of the debentures and the exercise price of the warrants, such conversion and exercise prices are automatically reduced to the lower price. The securities purchase agreement pursuant to which the debentures were sold provides that the Registrant shall not effect any conversion of debentures or issue any shares upon exercise of the warrants, and holder shall not have the right to convert any portion of debentures or exercise the warrants, to the extent that after giving effect to such conversion or exercise, the holder (together with the holder’s affiliates), would beneficially own in excess of 4.99% of the number of shares of the common stock outstanding immediately after giving effect to such conversion.

On March 2, 2004, Registrant completed a $5 million private placement with Laurus Master Fund, Ltd. (Laurus). The financing consisted of a $5 million secured convertible term note and warrants to purchase 450,000 shares of common stock. The warrants have an exercise price of $4.24 per share for the first 200,000 shares, $4.58 per share for next 150,000 shares and $4.92 per share for the remaining shares. The warrants are exercisable until February 27, 2011. The note bears interest at a fluctuating interest rate equal at all times to the prime rate plus 2%, subject to reduction if the value weighted average price of our common stock exceeds the conversion rate by 25%. The initial interest rate on the note is 6%. The note is convertible by Laurus at any time into shares of common stock at an adjusted price of $3.12 per share. Registrant may require the holder of the note to convert its outstanding note into common stock, if the market price exceeds 120% of the conversion rate. The principal amount of the note is repayable in monthly installments, commencing as of June 1, 2004, in the initial amount of $50,000 eventually increasing to $181,667, with a final installment of $500,000 and may be paid, at the Registrant’s option, in cash or shares of common stock, if the market price exceeds 120% of the conversion rate. Interest on the note is payable monthly and may be paid, at Registrants option, in cash or, subject to certain conditions, additional shares of common stock, if the market price exceeds 120% of the conversion rate. The note is subject to weighted average anti-dilution protection, which means that, with certain exceptions, if Registrant issues common stock or securities convertible or exercisable for common stock, with a purchase, conversion or exercise price below the conversion price of the notes, such conversion price is automatically reduced by an amount that takes into account the amount of dilution caused by the lower priced securities. The securities purchase agreement pursuant to which the note was sold provides that Registrant shall not effect any conversion of the note, and the holder shall not have the right to convert any portion of the note or exercise the warrants, to the extent that after giving effect to such conversion or exercise, the holder (together with the holder’s affiliates), would beneficially own in excess of 4.99% of the number of shares of the common stock outstanding immediately after giving effect to such conversion, provided that the holder has the right to waive this limitation upon at least 70 days prior written notice to the Registrant. As of April 14, 2005, this convertible term note was converted in full.

On March 22, 2004, Registrant completed a second $5 million private placement with Laurus Master Fund, Ltd. (Laurus), consisting of a $5 million secured convertible term note and warrants to purchase 550,000 shares of common stock. The warrants have an exercise price of $3.60 per share for the first 233,000 shares, $3.89 per share for next 183,000 shares and $4.18 per share for the remaining shares. The warrants are exercisable until March 22, 2011. The note bears interest at a fluctuating interest rate equal at all times to the prime rate plus 2%, subject to reduction if the value weighted average price of Registrant’s common stock exceeds the conversion rate by 25%. The initial interest rate on the note is 6%. The note is convertible into shares of common stock at an adjusted price of $2.70 per share. The principal amount of the note is repayable in monthly installments, commencing as of January 1, 2005, in the initial amount of $50,000 eventually increasing to $181,667, with a final installment of $500,000. The conversion terms and other terms, including anti-dilution protections, of the March 22, 2004 note are otherwise, substantially the same as the March 2, 2004 note issued to Laurus. As of April 6, 2005, this convertible term note was converted in full.

On July 1, 2004, Registrant completed two separate institutional private placement offerings for total proceeds of $3 million with Laurus Master Fund, Ltd. and Midsummer Investments, Ltd.

Pursuant to a securities purchase agreement with Laurus, Registrant issued and sold a (i) $1.5 million secured convertible term note due June 30, 2007 and (ii) warrants to purchase 165,000 shares of common stock at an exercise price of $3.60 per share for the first 82,500 shares and an exercise price of $3.76 per share for the remaining shares. The warrants are exercisable until June 30, 2011. The note bears interest at a fluctuating interest rate equal at all times to the prime rate plus 2%, subject to reduction if the value weighted average price of the Registrant’s common stock exceeds the conversion rate by 25%. The initial interest rate on the note is 6%. The note is convertible into shares of common stock at an adjusted price of $2.92 per share. The principal amount of the note is repayable in monthly installments, commencing as of October 1, 2004, in the initial amount of $50,000 eventually increasing to $60,000. The conversion terms and other terms, including anti-dilution protections, of the March 22, 2004 note are otherwise, substantially the same as the March 2, and March 22, 2004 notes issued to Laurus. As of April 8, 2005, this debenture was converted in full.

Pursuant to a separate securities purchase agreement with Midsummer, Registrant issued and sold a (i) $1.5 million fixed price 7.5% convertible debenture due July 1, 2007 convertible into shares of common stock at an adjusted exercise price of $1.90 per share and (ii) warrants to purchase 165,000 shares of our common stock at an adjusted exercise price of $1.90 per share. At the date hereof $1,500,000 is the aggregate principal amount outstanding under this note. The warrants are exercisable until July 1, 2008. Interest on the debenture is payable in quarterly installments of cash or stock, at Registrant’s election, commencing in September 2004. The conversion and other terms, including anti-dilution protections, are otherwise substantially the same as the December 18, 2003 debenture.

During its review of the 2004 10-KSB, the SEC staff initiated discussions with the Registrant about the Registrant’s accounting for the term notes and warrants issued by the Registrant as part of the Midsummer, Islandia and Laurus financings including discussions regarding the method used to account for such instruments and specifically regarding whether (i) the Registrant’s accounting treatment with respect to the discount created by detachable warrants issued to Midsummer, Islandia and Laurus were appropriate, (ii) the Term Notes were appropriately classified as conventional convertible debt, (iii) the Term Notes contain beneficial conversion features, and (iv) the financings contain embedded derivatives, which need to be separated from their debt host and valued.

Preliminary unaudited estimates of the restatement adjustments related to convertible term notes and derivatives are summarized below:

		For the Year Ended December 31,
Description		2004	2003
Derivative Expense		5,541,000	-
Derivative Interest Expense		1,638,000	46,000
Derivative Interest Expense (Income)-Other
Warrants		(138,000)	1,412,000

Total Est. Restatement – pre tax		$7,041,000	$1,458,000

	For the Three Months Ended,
Description	Mar 31, 2005	June 30, 2005	Sept 30, 2005
Derivative Expense (Income)	18,032,000	(5,331,000)	(4,617,000)
Derivative Interest Expense	682,000	239,000	150,000
Derivative Interest Expense-Other
Warrants	-	-	-

Total Est. Restatement – pre tax	$18,714,000	($5,092,000)	($4,467,000)

Intangible Assets:

In connection with the SEC’s review, the Registrant engaged an independent valuation specialist to identify and value possible intangible assets acquired in conjunction with physician practice and surgery center acquisitions. After applying the intangible asset criteria outlined in Statement of Financial Accounting Standards No. 141 (SFAS 141), one type of intangible asset was identified in the Registrant’s acquisitions. This intangible asset is for existing patient referral sources and the physician’s personal goodwill. Due to the physician’s successful history of providing medical services to their referral base, the importance to the practice acquired was found to have a separable value. A discounted cash flow model was used to compute the value of this intangible asset at each physician practice and surgery center acquired by Registrant. The value of the intangible assets for each acquisition will be amortized over a period of seven to twelve years, depending on the length of the agreement between Registrant and the specific physician.

Preliminary estimates of the restatement adjustments on a prorated basis related to the amortization of intangible assets are summarized below:

		For the Year Ended December 31,
Description	2004	2003	2002	2001	2000

Intangible Asset
Amortization Expense	148,000	65,000	42,000	32,000	2,000

		For the Three Months Ended,
Description		Mar 31, 2005	June 30, 2005	Sept 30, 2005

Intangible Asset Amortization
Expense		48,000	57,000		66,000

Variable Stock Options:

The Registrant has historically accounted for its employee stock-based award plans following Accounting Principles Board Opinion No. 25 (APB 25) and its related interpretations. The Registrant’s 2000 and 2001 Stock Option Plans were recently identified as being variable stock option plans according to APB 25. This requires the Registrant to calculate compensation expense related to all outstanding stock option grants for each accounting period. This compensation expense is partially based on the amount which the market value of the stock exceeds the option exercise price, which is accrued over the periods in which the employee performs related services.

Preliminary estimates of the restatement adjustments on a prorated basis related to compensation expense from the variable stock option plans are summarized below:

		For the Year Ended December 31,
Description	2004	2003	2002	2001	2000
Variable Option Expense	357,000	13,533,000	855,000	16,000	-

		For the Three Months Ended,
Description	Mar 31, 2005		June 30, 2005	Sept 30, 2005
Variable Option Expense	18,139,000		(6,162,000)	(5,241,000)

The Registrant cautions that its discussions with the SEC staff are ongoing and the financial adjustments are also subject to audit completion, and as a result there can be no assurance as to (a) the ultimate outcome of such discussions or (b) the adjustments (if any) which may ultimately be required.

Until the Registrant has (a) restated and reissued its results for the applicable periods or (b) announced definitively that no such restatements will be required, investors and other users of the Registrants SEC filings are cautioned not to rely on the Company’s financial statements for the years ended December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, to the extent such financial statements are affected by the accounting issues described above.

The authorized officers of the Registrant have discussed the matters disclosed in this filing with the Registrants independent accountants pursuant to Item 4.02(a) and the Registrants board of directors has approved the filing of this Form 8-K.

A copy of the Registrant’s press release regarding the foregoing is filed herewith as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 15, 2006		PAINCARE HOLDINGS, INC.

	BY:	/s/ MARK SZPORKA
Chief Financial and Accounting Officer and
Director